SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K/A

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                             CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of
                 The Securities and Exchange Act of 1934


    Date of Report (Date of earliest event reported) October 16, 2002


                UNIVERSAL BROADBAND COMMUNICATIONS, INC.
             (Name of Small Business issuer in its charter)

    NEVADA                       0-31801                   33-0930198
    ------                       -------                   ----------
(State or other           (Commission file No.)          (IRS Employer
jurisdiction of                                       Identification No.)
incorporation or
 organization)

                         18200 Von Karman Avenue
                               10th Floor
                        Irvine, California 92612

       (Address of principal executive offices including zip code)

                             (949) 474-1500
                             --------------
           (Registrant's telephone number including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


On October 16, 2002, upon recommendation of its Board of Directors, the Company dismissed its certifying accountant, Merdinger, Fruchter, Rosen & Company ("Merdinger"). Merdinger's reports on the Company's financial statements for the year ended December 31, 2001 and for the period September 8, 2000 (date of inception) through December 31, 2000 did not contain an adverse opinion or disclaimer of opinion; however, the audit report for the year ended December 31, 2001 and for the period September 8, 2000 (date of inception) through December 31, 2000 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the year ended December 31, 2001 and the period September 8, 2000 (date of inception) through December 31, 2000, and the subsequent interim period through October 16, 2002 the Company has not had any disagreements with Merdinger on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Russell Bedford Stefanou Mirchandani LLP ("Russell Bedford Stefanou Mirchandani") as its certifying accountant as of October 16, 2002 for the Company's fiscal year ending December 31, 2002. The Company has not consulted Russell Bedford Stefanou Mirchandani previously.

Merdinger's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.     Description
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16             Letter from Merdinger, Fruchter, Rosen & Company, P. C.
               Certified Public Accountant to the Commission, dated October 17, 2002.



SIGNATURES

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 1, 2002            Universal Broadband
                                   Communications, Inc.

                                   /s/ Mark Ellis
                                   --------------
                                   Mark Ellis, President